UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2010

Golden State Petroleum Transport Corporation (Exact name of registrant as specified in its charter)

Delaware	333-26227	13-3927016
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

4th Floor Par-la-Ville Place 14 Par-la-Ville Road Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (441) 295-6935

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 4, 2010, Golden State Petroleum Transport Corporation (the "Company") announced that it was amending and restating the terms of its previously announced consent solicitation (as amended and restated, the " Solicitation") to amend the indenture (the "Indenture") relating to its 8.04% First Preferred Mortgage Notes due 2019 (the "Notes"), to amend or terminate certain related collateral and management agreements, and to approve the proposed current or future sale, as the case may be, of each of the two very large crude carrier vessels that serves as part of the collateral for the Notes. Jeffries & Company, Inc. is acting as the solicitation agent for the Solicitation and D.F. King & Co., Inc. is acting as the information and tabulation agent.  The Solicitation is fully described in the Amended and Restated Consent Solicitation Statement attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Amended and Restated Consent Solicitation Statement, dated November 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN STATE PETROLEUM TRANSPORT CORPORATION
(Registrant)

Dated: November 4, 2010	By:	/s/ Alexandra Kate Blankenship
Name: Alexandra Kate Blankenship Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Consent Solicitation Statement, dated November 4, 2010.

SK 26796 0001 1144960